Exhibit 99.1

Company Contact:

Rick Neely

Chief Financial Officer

408-321-6756

DIGITALOPTICS CORPORATION ANNOUNCES EXECUTIVE TRANSITION

SAN JOSE, Calif., Sept 4, 2012 – (BUSINESSWIRE) – Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company”), today announced that its wholly owned subsidiary, DigitalOptics Corporation™ (“DOC”), is taking the next step in its evolution into a premier developer and manufacturer of next-generation camera modules by transitioning to a new leader. A search for a new president of DOC with strong general management, sales and marketing skills is underway. DOC’s chief operations officer, Logan Saverimuthu, who currently manages DOC plants and production facilities, is taking over, on an interim basis, the additional day-to-day operational management activities of DOC that were formerly managed by Dr. Bob Roohparvar, who is no longer employed by DOC.

“DOC remains on schedule to ship its advanced MEMS autofocus products in the fourth quarter of 2012,” said Robert A. Young, chief executive officer and president, Tessera Technologies, Inc. “DOC is ready for an experienced and accomplished senior executive with the skills to drive our customer, sales and marketing initiatives to the next level.”

Saverimuthu, who joined DOC in April 2011, has been leading DOC’s manufacturing team on a global basis, including facilities in Zhuhai, China (camera module manufacturing) and Taiwan (lens manufacturing). Before joining DOC, he was employed by Vista Point Technologies, where he led operations and quality groups at camera-module production facilities in Malaysia and China from 2006 until he joined DOC.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to DOC’s executive transition, DOC’s evolution into a developer and manufacturer of next-generation camera modules and the timing of shipments of MEMS autofocus products. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses, including the integration by DOC of its recently acquired camera module manufacturing facility in Zhuhai, China; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; failure by DOC to become a vertically integrated camera module supplier; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2011, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property business generates revenue from patented innovations through license agreements with semiconductor companies and outsourced semiconductor assembly and test companies. Tessera, Inc. pioneered chip-scale packaging solutions for the semiconductor industry. Our DigitalOptics business delivers innovation in imaging and optics with products and capabilities that enable expanded functionality in increasingly smaller devices. Our miniaturized camera module solutions provide cost-effective, high-quality camera features, including Micro Electro Mechanical Systems (“MEMS”)-based autofocus, extended depth of field (“EDoF”), zoom, image enhancement and optical image stabilization. We also offer customized micro-optic lenses from diffractive and refractive optical elements to integrated micro-optical subassemblies. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, Tessera, Inc., the Tessera logo, DigitalOptics Corporation, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

About DigitalOptics Corporation

DigitalOptics Corporation, a wholly owned subsidiary of Tessera Technologies, Inc. (NASDAQ: TSRA), delivers innovation in imaging and optics with products and capabilities that enable expanded functionality in increasingly smaller devices. DigitalOptics Corporation’s miniaturized camera module solutions provide cost-effective, high-quality camera features, including extended depth of field (EDoF), zoom, image enhancement, optical image stabilization and MEMS-based autofocus. These technologies can be applied to consumer electronic products as well as vertical markets such as, automotive, medical and security. The group also offers customized micro-optic lenses from diffractive and refractive optical elements to integrated micro-optical subassemblies. DigitalOptics Corporation is headquartered in San Jose, California. For information call 1.408.321.6000 or go to www.doc.com.

Tessera, Tessera, Inc., the Tessera logo, DigitalOptics Corporation, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.